DocuSign Envelope ID: 786BF255-BC0F-40C2-9916-89694C28BF13

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (this “Agreement”) is entered into effective January 27th, 2023

(the “Effective Date”), by and between RSE Collection, LLC (“Buyer”) and Daniel Arsham Inc. (“Seller”).

WHEREAS, Seller has good and valid title to the asset described on Schedule A hereto (the “Asset”), free and clear of all encumbrances, and wishes to sell and assign the Asset to Buyer, and Buyer wishes to purchase the Asset from Seller; and

WHEREAS, Buyer intends (a) to contribute the Asset to a series of Buyer (the “Series”); and (b) to offer to the public ownership interests in the Series (“Series Interests”) in an offering (the “Offering”) exempt from registration under the Securities Act of 1933, as amended (the “Act”), pursuant to Tier 2 of Regulation A, as amended, promulgated thereunder (“Regulation A”).

NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants, and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller (each, a “Party” and, collectively, the “Parties”) hereby agree as follows:

1.Purchase and Sale of the Asset.  Subject to the provisions set forth herein, at the Closing, Seller shall sell, convey, assign and transfer to Buyer, and Buyer shall purchase and acquire from Seller, the Asset.  The consummation of the transactions contemplated by this Agreement (the “Closing”) shall take place as of 5:00 P.M. Eastern Time on January 27, 2023, or at such other time as the Parties may mutually agree (the “Closing Date”).

2.Purchase Price.  Subject to the terms of this Agreement, in consideration for the sale of the Asset, Buyer agrees:

a. To pay Seller one-hundred and twenty-thousand Dollars ($120,000) by wire transfer to Seller of immediately available funds, on the Closing Date (the “Purchase Price”).

3.Representations and Warranties of Seller.  Seller has all necessary power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby.  Seller hereby represents that the name, year and authentication information set forth on Schedule A are true and accurate with respect to the Asset.  Seller now has and on the Closing Date will have (a) good and marketable title to the Asset, free and clear of all liens and encumbrances and (b) full right, power and authority to effect the sale and delivery of the Asset pursuant to this Agreement.  Upon the Closing, including payment of the Purchase Price, Buyer will receive good and marketable title to the Asset, free and clear of all liens and encumbrances.  This Agreement constitutes a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally.

4.Representations and Warranties of Buyer.  Buyer has all necessary power and authority to enter into this Agreement, to carry out Buyer’s obligations hereunder and to consummate the transactions contemplated hereby.  The execution and delivery by Buyer of this Agreement, the performance by Buyer of its obligations hereunder and the consummation by Buyer of the transactions contemplated hereby have been duly authorized by all requisite action on the part of Buyer.

5.Indemnification.  Each of the Parties shall indemnify and hold harmless the other of, from and against any and all damages, losses, liabilities, deficiencies, actions, demands, judgments, costs and expenses (including reasonable attorneys’ fees) which the other may suffer or incur by reason of a breach of this Agreement by the breaching Party.

6.Specific Performance.  Seller agrees that Buyer will incur irreparable damage if Buyer does not receive good and marketable title to, as well as physical possession of, the Asset on the Closing

DocuSign Envelope ID: 786BF255-BC0F-40C2-9916-89694C28BF13

Date and that Buyer shall be entitled to specific performance of the terms of this Agreement, in addition to any other remedy to which it is entitled at law or in equity.

7.Governing Law; Venue.  This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof.  Each of the Parties irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby.

8.Survival.  The terms and conditions of this Agreement, together with the representations, warranties and covenants contained herein or in any instrument or document delivered or to be delivered pursuant to this Agreement shall survive the execution of this Agreement and the Closing Date for the applicable statute of limitations regardless any investigation made by the Party making the claim hereunder.

9.Notices.  All notices, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); or (c) on the date sent by email of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient.  Such communications must be sent to the respective Party at the set forth under its signature or such other address as the Party may hereafter specify by notice to the other Party given in accordance with this Section 9.

10.Miscellaneous.  This Agreement contains the entire agreement between the Parties with respect to the subject matter hereof and all prior negotiations, writings, and understandings relating to the subject matter of this Agreement are merged in and are superseded and canceled by, this Agreement.  It may not be modified or amended except by a writing signed by the Parties and is not intended to confer upon any person or entity not a party (or their successors and permitted assigns) any rights or remedies hereunder.  The Parties agree that the terms of this Agreement shall be kept confidential (except as may be required by law, rule or regulation of any governmental authority) and will not be disclosed to any individual or entity, except that either Party may disclose such terms as are reasonably necessary to their respective members, lenders, officers, directors, members, managers, employees, accountants, counsel and agents, with a reasonable need to know such information in their representative capacities, and all persons acting by, through, under or in concert with any of them.  Neither Party may assign either this Agreement or any of their rights, interests, or obligations hereunder without the prior written approval of the other Party.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  This Agreement may be signed in any number of counterparts, each of which will be an original with the same effect as if the signatures were upon the same instrument, and it may be signed electronically.  Any provision in this Agreement that is held to be invalid, illegal, or unenforceable in any respect by a court of competent jurisdiction will be ineffective only to the extent of such invalidity, illegality, or unenforceability without affecting in any way the remaining provisions hereof; provided, however, that the Parties will attempt in good faith to reform this Agreement in a manner consistent with the intent of any such ineffective provision for the purpose of carrying out such intent.  The Parties have read, understand, and agree to the terms of this Agreement and are duly advised and have had the opportunity to consult with counsel regarding this Agreement.

[Signature page follows]

DocuSign Envelope ID: 786BF255-BC0F-40C2-9916-89694C28BF13

Each of the undersigned has caused this Asset Purchase Agreement to be duly executed and delivered as of the date first written above.

SELLER: BUYER:

Daniel Arsham Inc. RSE Collection, LLC

By:  /s/Daniel Arsham                                   By: RSE Collection Manager, LLC, its managing member

Name: Daniel Arsham   By: Rally Holdings LLC, its sole member

By: RSE Markets, Inc., its sole member

Title: President

By:  /s/ Matthew Ammirati                                            By: /s/Christopher Bruno

Name: Christopher Bruno       Name: Matthew Ammirati

Title:  Co-owner Title: CEO

Address: 4-40 44th Drive Suite A, Long Island Address: 446 Broadway, Fl. 2, New York, NY

10013

City, NY 11101

Email Address:  chris@rallyrd.com

DocuSign Envelope ID: 786BF255-BC0F-40C2-9916-89694C28BF13

[Signature Page to Asset Purchase Agreement]

Schedule A to Asset Purchase Agreement

Asset:   Arsham Studio x Stone Island Mercedes-Benz Unimog 404

Year:   1963